Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-116398) on Form S-8 of CBRE Group, Inc. of our report dated June 22, 2023, with respect to the financial statements and supplemental schedule of CBRE 401(k) Plan.
/s/ KPMG LLP
Austin, Texas
June 22, 2023